Exhibit 4.2

BARCLAYS BANK PLC

Officer’s Certificate

In connection with the issuance of $2,000,000,000 aggregate principal amount of 2.650% Fixed Rate Senior Notes due 2021 (the “Fixed Rate Notes”) and $1,000,000,000 aggregate principal amount of Floating Rate Senior Notes due 2021 (the “Floating Rate Notes” and, together with the Fixed Rate Notes, the “Securities”) of Barclays Bank PLC (the “Bank”), I, Tim Allen, hereby certify pursuant to Sections 1.02, 3.01 and 3.03 of the Senior Debt Securities Indenture (the “Indenture”), dated as of September 16, 2004, between the Bank and The Bank of New York Mellon (formerly known as The Bank of New York), as Trustee (the “Trustee”), in connection with the request contained in the accompanying Authentication Order of an even date herewith (the “Authentication Order”) that the Trustee authenticate and deliver the Securities as therein provided, as follows:

1.    I have read the conditions and any applicable covenants provided for in the Indenture relating to the issuance and authentication and delivery of the Securities, including Sections 1.02, 2.01, 3.01 and 3.03 thereof, and in respect of compliance with which this certificate is being delivered, and the definitions relating thereto;

2.    The statements contained in this Certificate are based on my review of the Authentication Order and (i) the written resolutions of the Fund Raising Committee of the Board of Directors of the Bank (the “Board”) passed on September 16, 2004, (ii) the minutes of a meeting of the Board held on December 17, 2015, (iii) the approval by the Group Finance Director of the Bank dated June 29, 2016 and (iv) the minutes of a meeting of the Board held on December 15, 2016, and pursuant to such resolutions, minutes and approval, I hereby confirm that the forms and terms of the Securities (as set forth in Annex A) were established in conformity with the provisions of the Indenture;

3.    In my opinion, I have made such examination and investigation as is necessary to enable me to express an informed opinion as to whether or not such conditions and any applicable covenants have been complied with; and

4.    I am of the opinion that such conditions and any applicable covenants, and all conditions precedent provided for in the Indenture relating to the request contained in the Authentication Order that the Trustee authenticate and deliver the Securities as therein provided, have been complied with.

Dated: January 11, 2018

/s/ Tim Allen
Name:	Tim Allen
Title:	Director, Capital Markets Execution

Signature Page to Officer’s Certificate pursuant to 1.02, 3.01 and 3.03 of the Indenture

Annex A-1

Form, Price and Terms of the Fixed Rate Notes

Title of the Fixed Rate Notes:	2.650% Fixed Rate Senior Notes due 2021.

Issue Price:	99.903% of principal amount.

Aggregate Principal Amount:	$2,000,000,000.

Issue Date:	January 11, 2018.

Maturity Date:	January 11, 2021.

Interest Rate:	2.650% per annum, accruing from January 11, 2018.

Interest Payment Dates:	Every January 11 and July 11 in each year, commencing on July 11, 2018 and ending on the Maturity Date; provided that if any scheduled Interest Payment Date is not a Business Day (as defined in Annex A-3 below), the Interest Payment Date will be postponed to the next succeeding Business Day, but interest on that payment will not accrue during the period from and after the scheduled Interest Payment Date.

Day Count:	30/360, Following, Unadjusted.

Defeasance and Discharge:	In addition to the provisions set forth in Section 4.01 of the Indenture, at the Bank’s option, either (1) the Bank shall be deemed to have been Discharged (as defined below) from its obligations with respect to the Fixed Rate Notes after the applicable conditions set forth below have been satisfied, or (2) the Bank shall cease to be under any obligation to comply with any term, provision or condition set forth in Section 8.01 or Section 8.02 of the Indenture or any covenant set forth in any indenture

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supplemental to the Indenture or otherwise established pursuant to Sections 3.01(x) or 9.01(b) of the Indenture (“Covenant Defeasance”), with respect to the Fixed Rate Notes at any time after the applicable conditions set forth below have been satisfied:

(a) the Bank shall have deposited or caused to be deposited irrevocably with the Trustee or its agent as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Fixed Rate Notes (i) money in an amount, or (ii) U.S. Government Obligations through which the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money in an amount, or (iii) a combination of (i) and (ii), in each case sufficient, in the opinion (with respect to (ii) and (iii)) of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or any such other qualifying trustee) to pay and discharge, the principal of and interest on, the outstanding Fixed Rate Notes on the Stated Maturity or Maturities, in accordance with the terms of the Indenture and the Fixed Rate Notes;

(b) no event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the Fixed Rate Notes shall have occurred and be continuing at the time of such deposit;

(c) the Bank shall have delivered to the Trustee an Opinion of Counsel to the effect that Holders of the Fixed Rate Notes will not recognize income, gain or loss for Federal income tax purposes as a result of the exercise of the option under this provision and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised, and, in the case of Fixed Rate Notes being Discharged, such opinion shall be accompanied by a private letter ruling to that effect received from the United States Internal Revenue Service or a revenue ruling pertaining to a comparable form of transaction to that effect published by the United States Internal Revenue Service; and

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(d) the Bank shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such Discharge or Covenant Defeasance have been complied with.

“Discharged” means that the Bank shall be deemed to have paid and discharged the entire indebtedness represented by, and obligations under, the Fixed Rate Notes and to have satisfied all the obligations under the Indenture relating to the Fixed Rate Notes (and the Trustee, at the expense of the Bank, shall execute proper instruments acknowledging the same), except (1) the rights of Holders of the Fixed Rate Notes to receive, from the trust fund described in clause (a) above payment of the principal of and the interest on the Fixed Rate Notes when such payments are due; (2) the Bank’s obligations with respect to such Fixed Rate Notes under Sections 3.05, 3.06, 10.02 and 10.03 of the Indenture; and (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder.

Notwithstanding any Covenant Defeasance with respect to Sections 8.01 and 8.02 of the Indenture, any corporation or Person that would otherwise have been required to assume the obligations of the Bank pursuant to said Sections shall be required, as a condition to any merger, consolidation, amalgamation, transfer, conveyance or lease contemplated thereby, to assume the obligations of the Bank to the Trustee under Section 6.07 of the Indenture.

Form of Fixed Rate Notes:	The Fixed Rate Notes will be issued in the form of global notes that will be deposited with DTC (as defined below) on the Issue Date. Each global note will be registered in the name of Cede & Co. and executed and delivered in substantially the form attached hereto as Exhibit A.

Regular Record Dates:	The Business Day immediately preceding each Interest Payment Date (or, if the Fixed Rate Notes are held in definitive form, the 15th Business Day preceding each Interest Payment Date).

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Annex A-2

Form, Price and Terms of the Floating Rate Notes

Title of the Floating Rate Notes:	Floating Rate Senior Notes due 2021.

Issue Price:	100% of principal amount.

Aggregate Principal Amount:	$1,000,000,000.

Issue Date:	January 11, 2018.

Maturity Date:	January 11, 2021.

Interest Rate:	The Interest Rate for the first Interest Period (as defined below) will be equal to the three-month U.S. dollar London Interbank Offered Rate (“LIBOR”), as determined on January 9, 2018, plus the Margin (as defined below). Thereafter, the Interest Rate for any Interest Period will be LIBOR, as determined on the applicable Interest Determination Date (as defined below), plus the Margin. The Interest Rate will be reset quarterly on each Interest Reset Date.

Margin:	The “Margin” is 0.46% per annum.

Interest Payment Dates:	Every January 11, April 11, July 11 and October 11 in each year, commencing on April 11, 2018 and ending on the Maturity Date; provided that if any scheduled Interest Payment Date, other than the Maturity Date, is not a Business Day (as defined in Annex A-3 below), the Interest Payment Date will be postponed to the next succeeding Business Day, except that if that Business Day falls in the next succeeding calendar month, the Interest Payment Date will be the immediately preceding Business Day.

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Interest Reset Dates:	Every January 11, April 11, July 11 and October 11 in each year, commencing on April 11, 2018; provided that the Interest Rate in effect from (and including) January 11, 2018 to (but excluding) the first Interest Reset Date will be the initial Interest Rate. If any Interest Reset Date would fall on a day that is not a Business Day, the Interest Reset Date will be postponed to the next succeeding Business Day, except that if that Business Day falls in the next succeeding calendar month, the Interest Reset Date will be the immediately preceding Business Day.

Interest Periods:	The period beginning on, and including, an Interest Payment Date and ending on, but not including, the next succeeding Interest Payment Date; provided that the first Interest Period will begin on and include January 11, 2018 and will end on but not include April 11, 2018.

Interest Determination Dates:

The Interest Determination Date for the first Interest Period will be January 9, 2018 and the Interest Determination Date for each succeeding Interest Period will be on the second London Banking Day preceding the applicable Interest Reset Date.

“London Banking Day” means any day on which dealings in U.S. dollars are transacted in the London interbank market.

Day Count:	Actual/360, Modified Following, Adjusted.

Calculation Agent:	The Bank of New York Mellon, London Branch, or its successor appointed by the Bank.

Calculation of LIBOR:

LIBOR will be determined by the Calculation Agent in accordance with the following provisions:

(1) With respect to any Interest Determination Date, LIBOR will be the rate (expressed as a percentage per annum) for deposits in U.S. dollars having a maturity of three months commencing on the related Interest Reset Date that appears on Reuters Page LIBOR01 as of 11:00 a.m., London time, on that Interest Determination Date. If no such rate appears, then LIBOR, in respect of that Interest Determination Date, will be determined in accordance with the provisions described in (2) below; and

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(2) With respect to an Interest Determination Date on which no rate appears on Reuters Page LIBOR01, the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market (which may include affiliates of the underwriters), as selected and identified by the Bank, to provide its offered quotation (expressed as a percentage per annum) for deposits in U.S. dollars for the period of three months, commencing on the related Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that Interest Determination Date and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time. If at least two quotations are provided, then LIBOR on that Interest Determination Date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, then LIBOR on the Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., in the City of New York, on the Interest Determination Date by three major banks in The City of New York (which may include affiliates of the underwriters) selected and identified by the Bank for loans in U.S. dollars to leading European banks, for a period of three months, commencing on the related Interest Reset Date, and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time. If at least two such rates are so provided, LIBOR on the Interest Determination Date will be the arithmetic mean of such rates. If fewer than two such rates are so provided, LIBOR on the Interest Determination Date will be LIBOR in effect with respect to the immediately preceding Interest Determination Date.

“Reuters Page LIBOR01” means the display that appears on Reuters Page LIBOR01 or any page as may replace such page on such service (or any successor service) for the purpose of displaying London interbank offered rates of major banks for U.S. dollars.

All percentages resulting from any calculation of any Interest Rate will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all dollar amounts would be rounded to the nearest cent, with one-half cent being rounded upward.

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All calculations made by the Calculation Agent for the purposes of calculating interest on the Floating Rate Notes shall be conclusive and binding on the Holders of the Floating Rate Notes, the Bank and the Trustee, absent manifest error.

For any Interest Period, if LIBOR is negative, then it would reduce the Interest Rate payable for such interest period below the specified margin. Accordingly, Holders may receive an Interest Rate that is lower than the specified margin. In any event, the Interest Rate will not be less than zero.

Form of Floating Rate Notes:	The Floating Rate Notes will be issued in the form of global notes that will be deposited with DTC on the Issue Date. Each global note will be registered in the name of Cede & Co. and executed and delivered in substantially the form attached hereto as Exhibit B.

Regular Record Dates:	The close of business on the Business Day immediately preceding each Interest Payment Date (or, if the Fixed Rate Notes are held in definitive form, the 15th Business Day preceding each Interest Payment Date).

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Annex A-3

Terms applying to each of the Fixed Rate Notes and the Floating Rate Notes

Payment of Principal:	If the Maturity Date or date of redemption or repayment is not a Business Day, the payment of interest and principal and/or any amount payable upon redemption or repayment of the Securities will be made on the next succeeding Business Day, but interest on that payment will not accrue during the period from and after such Maturity Date or date of redemption or repayment. Unless the Bank defaults on payment of the Redemption Price, interest will cease to accrue on the redemption date on the Securities called for redemption.

Beneficial Owners:

“Beneficial Owners” means (a) with respect to Global Securities, the beneficial owners of the Securities prior to the Maturity Date and (b) with respect to definitive Securities, the Holders in whose names the Securities are registered in the Senior Debt Security Register.

References to “Holder” in the sections entitled “Agreement with Respect to the Exercise of U.K. Bail-in Power,” “Subsequent Holders’ Agreement” and “Payment of Additional Amounts” below, include Beneficial Owners of the Securities.

Ranking:	The Securities will constitute the Bank’s direct, unconditional, unsecured and unsubordinated obligations ranking pari passu without any preference among themselves. In the event of the Bank’s winding-up or administration, the Securities will rank pari passu with all of the Bank’s other outstanding unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law.

Optional Redemption:	The Bank may redeem, at its option, in whole but not in part, the Fixed Rate Notes then outstanding on December 11, 2020 and/or the Floating Rate Notes then outstanding on December 11, 2020, in each case at an amount equal to 100% of their principal amount together with accrued but unpaid interest, if any, on the principal amount of the Securities to be redeemed to (but excluding) the redemption date.

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Any redemption of Securities pursuant to the provisions specified under this section “Optional Redemption” will also be subject to the provisions specified under the section “Notice of Redemption”.

Tax Redemption:

The Bank may also, at its option, at any time, redeem the Securities, in whole but not in part, if (A) the Bank is required to issue definitive securities, pursuant to Section 3.05(c)(ii)(A)(x), 3.05(c)(ii)(A)(y) or 3.05(c)(ii)(B) of the Indenture and, as a result, the Bank is or would be required to pay Additional Amounts (as defined below) with respect to the Securities; or if (B) the Bank determines that as a result of a change in, or amendment to, the laws or regulations of a Taxing Jurisdiction (as defined below), including any treaty to which the relevant Taxing Jurisdiction is a party, or a change in an official application of those laws or regulations on or after the Issue Date, including a decision of any court or tribunal, which becomes effective on or after the Issue Date (and, in the case of a successor entity, which becomes effective on or after the date of that entity’s assumption of the Bank’s obligations),

	(i)	The Bank will or would be required to pay Holders Additional Amounts;

	(ii)	The Bank would not be entitled to claim a deduction in respect of any payments in respect of the Securities in computing its taxation liabilities or the value of the deduction would be materially reduced; or

	(iii)	The Bank would not, as a result of the Securities being in issue, be able to have losses or deductions set against the profits or gains, or profits or gains offset by the losses or deductions, of companies with which the Bank is or would otherwise be so grouped for applicable United Kingdom tax purposes (whether under the group relief system current as at the Issue Date or any similar system or systems having like effect as may from time to time exist),

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(each such change in tax law or regulation or the official application thereof, a “Tax Event”),

in each of cases (A) and (B) above, at an amount equal to 100% of the principal amount of the Securities being redeemed together with accrued but unpaid interest, if any, on the principal amount of the Securities to be redeemed to (but excluding) the date fixed for redemption, provided that in the case of each Tax Event, the consequences of the Tax Event cannot be avoided by the Bank taking reasonable measures available to it.

In each case, before the Bank gives a notice of redemption, the Bank shall be required to deliver to the Trustee a written legal opinion of independent counsel of recognized standing, chosen by the Bank, confirming that the Bank is entitled to exercise its right of redemption, pursuant to these provisions.

Any successor entity that assumes the obligations of the Bank pursuant to Section 8.03 of the Indenture shall also be entitled to redeem the Securities in accordance with the provisions described in this section “Tax Redemption” with respect to the issuance of definitive securities, pursuant to the Indenture provisions referenced herein, or to any change or amendment to, or change in the application of the laws or regulations (including any treaty) of the successor entity’s jurisdiction of incorporation, which becomes effective on or after the date of that successor entity’s assumption of the Bank’s obligations.

Any redemption of Securities pursuant to the provisions specified under this section “Tax Redemption” will also be subject to the provisions specified under the section “Notice of Redemption”.

For purposes of the Securities, the text of Section 11.08 and Section 11.09 of the Indenture shall be replaced in its entirety by the terms specified in this section “Tax Redemption”.

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Notice of Redemption:

Any redemption of the Securities shall be subject to the Bank’s giving not less than thirty (30) days’, nor more than sixty (60) days’, prior notice to the Holders of such Securities via DTC (as defined below) or the relevant clearing system(s) (or, if the Securities are held in definitive form, to the Holders at their addresses shown on the register for the Securities) (such notice being irrevocable except in the limited circumstances described in the following paragraph) specifying the Bank’s election to redeem the Securities and the date fixed for such redemption. Notice by DTC to participating institutions and by these participants to street name Holders of beneficial interests in the relevant Securities will be made according to arrangements among them and may be subject to statutory or regulatory requirements.

If the Bank has elected to redeem the Securities but prior to the payment of the redemption amount with respect to such redemption the Relevant U.K. Resolution Authority (as defined below) exercises its U.K. Bail-in Power (as defined below) in respect of the Securities, the relevant redemption notice shall be automatically rescinded and shall be of no force and effect, and no payment of the redemption amount will be due and payable.

For purposes of the Securities, the notice period and the provisions specified under this section “Notice of Redemption” replace any different notice period and any other provisions set forth in Article 11 of the Indenture, to the extent such provisions of the Indenture are conflicting.

Subsequent Repurchases:	The Bank or any member of the Group (as defined below) may purchase or otherwise acquire any of the outstanding Securities at any price in the open market or otherwise.

Payment of Additional Amounts:	The Bank will pay any amounts to be paid by it on the Securities without deduction or withholding for, or on account of, any and all present or future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions or withholdings (“Taxes”) now or hereafter imposed, levied, collected, withheld or assessed by or on behalf of the United

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Kingdom or any political subdivision or authority thereof or therein that has the power to tax (each, a “Taxing Jurisdiction”), unless the deduction or withholding is required by law. If at any time a Taxing Jurisdiction requires the Bank to deduct or withhold Taxes, the Bank will pay the additional amounts of, or in respect of, the principal of, and any interest on, the Securities (“Additional Amounts”) that are necessary so that the net amounts paid to the Holders, after the deduction or withholding, shall equal the amounts which would have been payable had no such deduction or withholding been required. However, the Bank will not pay Additional Amounts for Taxes that are payable because:

(i)	the Holder of the Securities is a domiciliary, national or resident of, or engages in business or maintains a permanent establishment or is physically present in, a Taxing Jurisdiction requiring that deduction or withholding, or otherwise has some connection with the Taxing Jurisdiction other than the holding or ownership of the Securities, or the collection of any payment of, or in respect of, principal or any interest on the Securities;

(ii)	except in the case of winding-up of the Bank in England, the Securities are presented for payment in the United Kingdom;

(iii)	the Securities are presented for payment more than thirty (30) days after the date payment became due or was provided for, whichever is later, except to the extent that the Holder would have been entitled to the Additional Amounts on presenting the Security for payment at the close of such 30-day period;

(iv)	the Holder of the Securities or the beneficial owner of any payment of (or in respect of) principal of, or any interest on the Securities failed to make any necessary claim or to comply with any certification, identification or other requirements concerning the nationality, residence, identity or connection with the Taxing Jurisdiction of such Holder or beneficial owner, if such claim or compliance is required by statute, treaty, regulation or administrative practice of the Taxing Jurisdiction as a condition to relief or exemption from such Taxes; or

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(v)	if the Taxes would not have been imposed or would have been excluded under one of the preceding clauses (i) to (iv) if the beneficial owner of, or person ultimately entitled to obtain an interest in, the Securities had been the Holder of the Securities.

Whenever in the Securities it is mentioned the payment of the principal of, or any interest on, or in respect of, the Securities, such mention shall be deemed to include the payment of Additional Amounts to the extent that, in context, Additional Amounts are, were or would be payable.

Any amounts to be paid by the Bank or any Paying Agent on the Securities will be paid net of any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (or any law implementing such an intergovernmental agreement) (a “FATCA Withholding Tax”), and neither the Bank nor any Paying Agent will be required to pay Additional Amounts on account of any FATCA Withholding Tax.

Any Paying Agent shall be entitled to make a deduction or withholding from any payment which it makes under the Securities and the Indenture for or on account of (i) any present or future taxes, duties or charges if and to the extent so required by any applicable law and (ii) any FATCA Withholding Tax (together, “Applicable Law”). In either case, the Paying Agent shall make any payment after a deduction or withholding has been made pursuant to Applicable Law and shall report to the relevant authorities the amount so deducted or withheld. In all cases, the Paying

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Agent shall have no obligation to gross up any payment made subject to any deduction or withholding pursuant to Applicable Law. In addition, amounts deducted or withheld by the Paying Agent under this paragraph will be treated as paid to the Holder of the Securities, and the Bank will not pay Additional Amounts in respect of such deduction or withholding, except to the extent the provisions specified under this section “Payment of Additional Amounts” hereunder explicitly provide otherwise.

For purposes of the Securities, the text of Section 11.04 of the Indenture shall be replaced in its entirety by the terms specified in this section “Payment of Additional Amounts”.

Agreement with Respect to the Exercise of U.K. Bail-in Power:

Notwithstanding any other agreements, arrangements or understandings between the Bank and any Holder of the Securities, by acquiring the Securities, each Holder of the Securities acknowledges, accepts, agrees to be bound by, and consents to, the exercise of, any U.K. Bail-in Power by the Relevant U.K. Resolution Authority that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Securities; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the Securities into shares or other securities or other obligations of the Bank or another person (and the issue to, or conferral on, the Holder of the Securities of such shares, securities or obligations); and/or (iii) the amendment or alteration of the maturity of the Securities, or amendment of the amount of interest due on the Securities, or the dates on which interest becomes payable, including by suspending payment for a temporary period; which U.K. Bail-in Power may be exercised by means of a variation of the terms of the Securities solely to give effect to the exercise by the Relevant U.K. Resolution Authority of such U.K. Bail-in Power. Each Holder of the Securities further acknowledges and agrees that the rights of the Holders of the Securities are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. Bail-in Power by the Relevant U.K. Resolution Authority. For the avoidance of doubt, this consent and acknowledgment is not a waiver of any rights Holders of the Securities may have at law if and to the extent that any U.K. Bail-in Power is exercised by the Relevant U.K. Resolution Authority in breach of laws applicable in England.

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For these purposes, a “U.K. Bail-in Power” is any write-down, conversion, transfer, modification and/or suspension power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to the Bank or other members of the Group (as defined below), including but not limited to any such laws, regulations, rules or requirements that are implemented, adopted or enacted within the context of any applicable European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms, and/or within the context of a U.K. resolution regime under the U.K. Banking Act 2009, as the same has been or may be amended from time to time (whether pursuant to the U.K. Financial Services (Banking Reform) Act 2013, secondary legislation or otherwise, pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, amended, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (and a reference to the “Relevant U.K. Resolution Authority” is to any authority with the ability to exercise a U.K. Bail-in Power).

No repayment of the principal amount of the Securities or payment of interest on the Securities shall become due and payable after the exercise of any U.K. Bail-in Power by the Relevant U.K. Resolution Authority unless such repayment or payment would be permitted to be made by the Bank under the laws and regulations of the United Kingdom and the European Union applicable to the Bank.

By its acquisition of the Securities, each Holder of the Securities, to the extent permitted by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), waives any and all claims against the Trustee for, agrees not to initiate a

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suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the U.K. Bail-in Power by the Relevant U.K. Resolution Authority with respect to the Securities.

Upon the exercise of the U.K. Bail-in Power by the Relevant U.K. Resolution Authority with respect to the Securities, the Bank shall provide a written notice to DTC as soon as practicable regarding such exercise of the U.K. Bail-in Power for purposes of notifying Holders of such occurrence. The Bank shall also deliver a copy of such notice to the Trustee for information purposes.

By its acquisition of the Securities, each Holder of the Securities acknowledges and agrees that the exercise of the U.K. Bail-in Power by the Relevant U.K. Resolution Authority with respect to the Securities shall not give rise to a default for purposes of Section 315(b) (Notice of Defaults) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act.

By its acquisition of the Securities, each Holder of the Securities acknowledges and agrees that, upon the exercise of any U.K. Bail-in Power by the Relevant U.K. Resolution Authority with respect to the Securities, (a) the Trustee shall not be required to take any further directions from Holders of the Securities under Section 5.12 (Control by Holders) of the Indenture, which section authorizes Holders of a majority in aggregate principal amount of the outstanding Securities to direct certain actions relating to the Securities, and (b) the Indenture shall impose no duties upon the Trustee whatsoever with respect to the exercise of any U.K. Bail-in Power by the Relevant U.K. Resolution Authority. Notwithstanding the foregoing, if, following the completion of the exercise of the U.K. Bail-in Power by the Relevant U.K. Resolution Authority in respect of the Securities, the Securities remain outstanding (for example, if the exercise of the U.K. Bail-in Power results in only a partial write-down of the principal of such Securities), then the Trustee’s duties under the Indenture shall remain applicable with respect to the Securities following such completion to the extent that the Bank and the Trustee shall agree pursuant to a supplemental indenture, or an amendment thereto.

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By its acquisition of the Securities, each Holder of the Securities shall be deemed to have (a) consented to the exercise of any U.K. Bail-in Power as it may be imposed without any prior notice by the Relevant U.K. Resolution Authority of its decision to exercise such power with respect to the Securities and (b) authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds the Securities to take any and all necessary action, if required, to implement the exercise of any U.K. Bail-in Power with respect to the Securities as it may be imposed, without any further action or direction on the part of such Holder or the Trustee.

The exercise of the U.K. Bail-in Power by the Relevant U.K. Resolution Authority with respect to the Securities will not constitute an Event of Default (as this term is defined in the Indenture).

The Bank’s obligations to indemnify the Trustee in accordance with Section 6.07 the Indenture shall survive the exercise of the U.K. Bail-in Power by the Relevant U.K. Resolution Authority with respect to the Securities.

“Group” refers to Barclays PLC (or any successor entity) and its consolidated subsidiaries.

Subsequent Holders’ Agreement:	Holders of Securities that acquire such Securities in the secondary market shall be deemed to acknowledge, agree to be bound by, and consent to, the same provisions specified herein to the same extent as the Holders of the Securities that acquire the Securities upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by, and consent to, the terms of the Securities, including in relation to the U.K. Bail-in Power.

Business Day	Any weekday, other than one on which banking institutions are authorized or obligated by law or executive order to close in London, England or in the City of New York, United States.

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Denomination:	$200,000 and integral multiples of $1,000 in excess thereof.

Depositary:	The Depository Trust Company (“DTC”).

Initial Holder:	Cede & Co.

Currency of payment of principal, interest and Additional Amounts:	United States Dollars.

Corporate Trust Office:	The Bank of New York Mellon, 101 Barclay Street, New York, New York 10286.

Place of Payment and Paying Agent:	Corporate Trust Office of the Trustee, City of New York. The Bank of New York Mellon.

Section 3.07 of the Indenture:	Section 3.07 of the Indenture shall apply to the Securities.

Definitions:	All capitalized terms that are not defined herein shall have the meaning ascribed to such terms in the Indenture.

Annex A-3-11

EXHIBIT A

Form of Fixed Rate Global Note

Exhibit A-1

THIS SECURITY IS A GLOBAL REGISTERED SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (OR ANY SUCCESSOR CLEARING SYSTEM) (“DTC”), TO BARCLAYS PLC, OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

This Security is one of a duly authorized issue of securities of the Bank (as defined below) (herein called the “Securities” and each, a “Security”) issued and to be issued in one or more series under and governed by the Senior Debt Securities Indenture, dated as of September 16, 2004 (the “Indenture”), and under an Officer’s Certificate pursuant to Sections 1.02, 3.01 and 3.03 of the Indenture dated January 11, 2018 (the “Officer’s Certificate”).

Notwithstanding any other agreements, arrangements or understandings between the Bank and any Holder of the Securities, by acquiring the Securities, each Holder of the Securities acknowledges, accepts, agrees to be bound by, and consents to, the exercise of, any U.K. Bail-In Power (as defined below) by the Relevant U.K. Resolution Authority (as defined below) that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Securities; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the Securities into shares or other securities or other obligations of the Bank or another person (and the issue to, or conferral on, the Holder of the Securities of such shares, securities or obligations); and/or (iii) the amendment or alteration of the maturity of the Securities, or amendment of the amount of interest due on the Securities, or the dates on which interest becomes payable, including by suspending payment for a temporary period; which U.K. Bail-In Power may be exercised by means of a variation of the terms of the Securities solely to give effect to the exercise by the Relevant U.K. Resolution Authority of such U.K. Bail-In Power. Each Holder of the Securities further acknowledges and agrees that the rights of the Holders of the Securities are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. Bail-In Power by the Relevant U.K. Resolution Authority. References to “Holder” in this paragraph include Beneficial Owners (as defined below) of the Securities.

Exhibit A-2

Holders of Securities that acquire such Securities in the secondary market shall be deemed to acknowledge, agree to be bound by, and consent to, the same provisions specified herein to the same extent as the Holders of the Securities that acquire the Securities upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by, and consent to, the terms of the Securities, including in relation to the U.K. Bail-In Power. References to “Holder” in this paragraph include Beneficial Owners of the Securities.

Exhibit A-3

BARCLAYS BANK PLC

2.650% Fixed Rate Senior Notes due 2021

No. [ ]	$[ ]

CUSIP NO. 06739F JJ1

ISIN NO. US06739FJJ12

BARCLAYS BANK PLC, a company duly incorporated and existing under the laws of England and Wales (herein called the “Bank”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of US$[            ] on January 11, 2021 (the “Maturity Date”), except as otherwise provided herein, and to pay interest thereon, in accordance with the terms hereof. Interest shall accrue on this Security from January 11, 2018 or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, and shall be paid semi-annually in arrear on January 11 and July 11 of each year (each, an “Interest Payment Date”), commencing on July 11, 2018 and ending on the Maturity Date, except as otherwise provided herein, at the rate of 2.650% per annum, until the principal hereof is paid or made available for payment.

If any scheduled Interest Payment Date is not a Business Day (as defined below), the Interest Payment Date shall be postponed to the next succeeding Business Day, but interest on that payment shall not accrue during the period from and after the scheduled Interest Payment Date. If the Maturity Date or date of redemption or repayment is not a Business Day, the payment of interest and principal and/or any amount payable upon redemption or repayment of the Securities will be made on the next succeeding Business Day, but interest on that payment will not accrue during the period from and after such Maturity Date or date of redemption or repayment. Unless the Bank defaults on payment of the Redemption Price, interest will cease to accrue on the redemption date on the Securities called for redemption. A “Business Day” means any weekday, other than one on which banking institutions are authorized or obligated by law or executive order to close in London, England or in the City of New York, United States.

Subject to the limitations specified on the reverse of this Security, interest on the Securities shall be computed and payable in arrear and on the basis of a year of 360 days consisting of twelve (12) months of thirty (30) days each.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest which shall be the Business Day immediately preceding each Interest Payment Date (or, if the Securities are held in definitive form, the 15th Business Day preceding each Interest Payment Date). Any such interest not so punctually paid or duly

Exhibit A-4

provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

No repayment of the principal amount of the Securities or payment of interest on the Securities shall become due and payable after the exercise of any U.K. Bail-In Power by the Relevant U.K. Resolution Authority unless such repayment or payment would be permitted to be made by the Bank under the laws and regulations of the United Kingdom and the European Union applicable to the Bank.

Payments of principal of and interest, if any, on the Securities shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts and such payments shall be made through one or more Paying Agents appointed under the Indenture to the Holder or Holders of this Security. Initially, the Paying Agent and the Senior Debt Security Registrar for the Securities shall be The Bank of New York Mellon, 101 Barclay Street, New York, New York 10286, and the Place of Payment in respect of the Securities shall be the Corporate Trust Office of the Trustee, which as of the date hereof is the office or agency of the Trustee located at said address. The Bank may change the Paying Agent or, subject to Section 3.01 of the Indenture, the Place of Payment without prior notice to the Holders of the Securities, and in such an event the Bank may act as Paying Agent or Security Registrar. Payments of principal of and interest on the Securities shall be made by wire transfer of immediately available funds; provided, however, that in the case of payments of principal, this Security is first surrendered to the Paying Agent.

This Security shall be governed by and construed in accordance with the laws of the State of New York.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture, as defined herein.

THIS SECURITY IS NOT A DEPOSIT AND IS NOT INSURED BY THE UNITED STATES FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY OF THE UNITED STATES OR THE UNITED KINGDOM.

Exhibit A-5

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, directly or through an Authenticating Agent, by manual signature of an authorized signatory, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

Exhibit A-6

IN WITNESS WHEREOF, the Bank has caused this instrument to be duly executed.

Dated:	BARCLAYS BANK PLC

By:
Name:
Title:

By:
Name:
Title:

Trustee’s Certificate of Authentication

This is one of the Securities of the series designated herein referred to in the Indenture.

Dated:	THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory

[Signature Page to Fixed Rate Global Note No. [    ]]

(Reverse of Security)

This Security is one of a duly authorized issue of securities of the Bank (herein called the “Securities” and each, a “Security”) issued and to be issued in one or more series under and governed by the Senior Debt Securities Indenture, dated as of September 16, 2004 (herein called the “Indenture”), between the Bank and The Bank of New York Mellon, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture) and under an Officer’s Certificate pursuant to Sections 1.02, 3.01 and 3.03 of the Indenture dated January 11, 2018 (the “Officer’s Certificate”), and reference is hereby made to the Indenture, the terms of which are incorporated herein by reference, for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Bank, the Trustee, the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. Insofar as the provisions of the Indenture and the Officer’s Certificate may conflict with the provisions set forth in this Security, the Indenture and the Officer’s Certificate shall control for purposes of this Security.

This Security is one of the series designated on the face hereof, limited to an aggregate principal amount of US$2,000,000,000, which amount may be increased at the option of the Bank if in the future it determines that it may wish to issue additional Securities of this series. References herein to “this series” mean the series designated on the face hereof.

For purposes of this Security:

“Beneficial Owners” means (a) with respect to Global Securities, the beneficial owners of the Securities prior to the Maturity Date and (b) with respect to definitive Securities, the Holders in whose names the Securities are registered in the Senior Debt Security Register.

“DTC” means The Depository Trust Company, or any successor clearing system.

“Group” refers to Barclays PLC (or any successor entity) and its consolidated subsidiaries.

“U.K. Bail-In Power” means any write-down, conversion, transfer, modification and/or suspension power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to the Bank or other members of the Group, including but not limited to any such laws, regulations, rules or requirements that are implemented, adopted or enacted within the context of any applicable European Union directive or regulation of the European Parliament and of the

Exhibit A-8

Council establishing a framework for the recovery and resolution of credit institutions and investment firms, and/or within the context of a U.K. resolution regime under the U.K. Banking Act 2009, as the same has been or may be amended from time to time (whether pursuant to the U.K. Financial Services (Banking Reform) Act 2013, secondary legislation or otherwise, pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, amended, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (and a reference to the “Relevant U.K. Resolution Authority” is to any authority with the ability to exercise a U.K. Bail-In Power). References to “Holder” in this paragraph include Beneficial Owners of the Securities.

The Bank shall pay any amounts to be paid by it on the Securities without deduction or withholding for, or on account of, any and all present or future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions or withholdings (“Taxes”) now or hereafter imposed, levied, collected, withheld or assessed by or on behalf of the United Kingdom or any political subdivision or authority thereof or therein that has the power to tax (each, a “Taxing Jurisdiction”), unless the deduction or withholding is required by law. If at any time a Taxing Jurisdiction requires the Bank to deduct or withhold Taxes, the Bank shall pay the additional amounts of, or in respect of, the principal of, and any interest on, the Securities (“Additional Amounts”) that are necessary so that the net amounts paid to the Holders, after the deduction or withholding, shall equal the amounts which would have been payable had no such deduction or withholding been required. However, the Bank shall not pay Additional Amounts for Taxes that are payable because:

(i)    the Holder of the Securities is a domiciliary, national or resident of, or engages in business or maintains a permanent establishment or is physically present in, a Taxing Jurisdiction requiring that deduction or withholding, or otherwise has some connection with the Taxing Jurisdiction other than the holding or ownership of the Securities, or the collection of any payment of, or in respect of, principal of or any interest on, the Securities;

(ii)    except in the case of winding-up of the Bank in England, the Securities are presented for payment in the United Kingdom;

(iii)    the Securities are presented for payment more than thirty (30) days after the date payment became due or was provided for, whichever is later, except to the extent that the Holder would have been entitled to the Additional Amounts on presenting the Security for payment at the close of such 30-day period;

(iv)    the Holder of the Securities or the beneficial owner of any payment of (or in respect of) principal of, or any interest on the Securities failed to make any necessary claim or to comply with any certification, identification or other requirements concerning the nationality, residence, identity or connection with the Taxing Jurisdiction

Exhibit A-9

of such Holder or beneficial owner, if such claim or compliance is required by statute, treaty, regulation or administrative practice of the Taxing Jurisdiction as a condition to relief or exemption from such Taxes; or

(v)    if the Taxes would not have been imposed or would have been excluded under one of the preceding clause (i) to (iv) if the beneficial owner of, or person ultimately entitled to obtain an interest in, the Securities had been the Holder of the Securities.

References to “Holder” in the preceding paragraph include Beneficial Owners of the Securities.

Whenever in the Securities it is mentioned the payment of the principal of, or any interest on, or in respect of, the Securities, such mention shall be deemed to include the payment of Additional Amounts to the extent that, in context, Additional Amounts are, were or would be payable.

Any amounts to be paid by the Bank or any Paying Agent on the Securities shall be paid net of any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (or any law implementing such an intergovernmental agreement) (a “FATCA Withholding Tax”), and neither the Bank nor any Paying Agent shall be required to pay Additional Amounts on account of any FATCA Withholding Tax.

Any Paying Agent shall be entitled to make a deduction or withholding from any payment which it makes under the Securities and the Indenture for or on account of (i) any present or future taxes, duties or charges if and to the extent so required by any applicable law and (ii) any FATCA Withholding Tax (together, “Applicable Law”). In either case, the Paying Agent shall make any payment after a deduction or withholding has been made pursuant to Applicable Law and shall report to the relevant authorities the amount so deducted or withheld. In all cases, the Paying Agent shall have no obligation to gross up any payment made subject to any deduction or withholding pursuant to Applicable Law. In addition, amounts deducted or withheld by the Paying Agent under this paragraph will be treated as paid to the Holder of the Securities, and the Bank will not pay Additional Amounts in respect of such deduction or withholding, except to the extent the provisions specified in this paragraph explicitly provide otherwise.

The Bank may, at its option, redeem the Securities then Outstanding, in whole but not in part, on December 11, 2020 at an amount equal to 100% of their principal amount together with, accrued but unpaid interest, if any, on the principal amount of the Securities to be redeemed to (but excluding) the redemption date.

Exhibit A-10

The Bank may, at its option, at any time, redeem the Securities, in whole but not in part, if (A) the Bank is required to issue definitive securities, pursuant to Section 3.05(c)(ii)(A)(x), 3.05(c)(ii)(A)(y) or 3.05(c)(ii)(B) of the Indenture and, as a result, the Bank is or would be required to pay Additional Amounts with respect to the Securities; or if (B) the Bank determines that as a result of a change in, or amendment to, the laws or regulations of a Taxing Jurisdiction, including any treaty to which the relevant Taxing Jurisdiction is a party, or a change in an official application of those laws or regulations on or after the issue date of the Securities, including a decision of any court or tribunal, which becomes effective on or after the issue date of the Securities (and, in the case of a successor entity, which becomes effective on or after the date of that entity’s assumption of the Bank’s obligations),

(i)	The Bank will or would be required to pay Holders Additional Amounts;

(ii)	The Bank would not be entitled to claim a deduction in respect of any payments in respect of the Securities in computing its taxation liabilities or the value of the deduction would be materially reduced; or

(iii)	The Bank would not, as a result of the Securities being in issue, be able to have losses or deductions set against the profits or gains, or profits or gains offset by the losses or deductions, of companies with which the Bank is or would otherwise be so grouped for applicable United Kingdom tax purposes (whether under the group relief system current as at the issue date of the Securities or any similar system or systems having like effect as may from time to time exist),

(each such change in tax law or regulation or the official application thereof, a “Tax Event”),

in each of cases (A) and (B) above, at an amount equal to 100% of the principal amount of the Securities being redeemed together with accrued but unpaid interest, if any, on the principal amount of the Securities to be redeemed to (but excluding) the date fixed for redemption, provided that in the case of each Tax Event, the consequences of the Tax Event cannot be avoided by the Bank taking reasonable measures available to it.

In each case, before the Bank gives a notice of redemption, the Bank shall be required to deliver to the Trustee a written legal opinion of independent counsel of recognized standing, chosen by the Bank, confirming that the Bank is entitled to exercise its right of redemption, pursuant to the relevant tax redemption provisions of the Indenture and Officer’s Certificate.

Any successor entity that assumes the obligations of the Bank pursuant to Section 8.03 of the Indenture shall also be entitled to redeem the Securities in accordance

Exhibit A-11

with the provisions described in the preceding paragraph with respect to the issuance of definitive securities, pursuant to the Indenture provisions referenced herein, or to any change or amendment to, or change in the application of the laws or regulations (including any treaty) of the successor entity’s jurisdiction of incorporation, which becomes effective on or after the date of that successor entity’s assumption of the Bank’s obligations.

Any redemption of the Securities shall be subject to the Bank’s giving not less than thirty (30) days’, nor more than sixty (60) days’, prior notice to the Holders of such Securities via DTC or the relevant clearing system(s) (or, if the Securities are held in definitive form, to the Holders at their addresses shown on the register for the Securities) (such notice being irrevocable except in the limited circumstances described in the following paragraph) specifying the Bank’s election to redeem the Securities and the date fixed for such redemption. Notice by DTC to participating institutions and by these participants to street name Holders of beneficial interests in the relevant Securities will be made according to arrangements among them and may be subject to statutory or regulatory requirements.

If the Bank has elected to redeem the Securities but prior to the payment of the redemption amount with respect to such redemption the Relevant U.K. Resolution Authority exercises its U.K. Bail-In Power in respect of the Securities, the relevant redemption notice shall be automatically rescinded and shall be of no force and effect, and no payment of the redemption amount shall be due and payable.

All authority conferred or agreed to be conferred by each Holder and Beneficial Owner pursuant to this Security, including the consents given by such Holder and beneficial owner, shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of such Holder and Beneficial Owner.

Notwithstanding any other agreements, arrangements or understandings between the Bank and any Holder of the Securities, by acquiring the Securities, each Holder of the Securities acknowledges, accepts, agrees to be bound by, and consents to, the exercise of, any U.K. Bail-In Power by the Relevant U.K. Resolution Authority that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Securities; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the Securities into shares or other securities or other obligations of the Bank or another person (and the issue to, or conferral on, the Holder of the Securities of such shares, securities or obligations); and/or (iii) the amendment or alteration of the maturity of the Securities, or amendment of the amount of interest due on the Securities, or the dates on which interest becomes payable, including by suspending payment for a temporary period; which U.K. Bail-In Power may be exercised by means of a variation of the terms of the Securities solely to give effect to the exercise by the Relevant U.K. Resolution Authority of such U.K. Bail-In Power. Each Holder of the Securities further acknowledges and agrees that the rights of the Holders of the Securities

Exhibit A-12

are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. Bail-In Power by the Relevant U.K. Resolution Authority. For the avoidance of doubt, this consent and acknowledgment is not a waiver of any rights Holders of the Securities may have at law if and to the extent that any U.K. Bail-In Power is exercised by the Relevant U.K. Resolution Authority in breach of laws applicable in England.

No repayment of the principal amount of the Securities or payment of interest on the Securities shall become due and payable after the exercise of any U.K. Bail-In Power by the Relevant U.K. Resolution Authority unless such repayment or payment would be permitted to be made by the Bank under the laws and regulations of the United Kingdom and the European Union applicable to the Bank.

By its acquisition of the Securities, each Holder of the Securities, to the extent permitted by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), waives any and all claims against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the U.K. Bail-In Power by the Relevant U.K. Resolution Authority with respect to the Securities.

Upon the exercise of the U.K. Bail-In Power by the Relevant U.K. Resolution Authority with respect to the Securities, the Bank shall provide a written notice to DTC as soon as practicable regarding such exercise of the U.K. Bail-In Power for purposes of notifying Holders of such occurrence. The Bank shall also deliver a copy of such notice to the Trustee for information purposes.

By its acquisition of the Securities, each Holder of the Securities acknowledges and agrees that the exercise of the U.K. Bail-In Power by the Relevant U.K. Resolution Authority with respect to the Securities shall not give rise to a default for purposes of Section 315(b) (Notice of Defaults) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act.

By its acquisition of the Securities, each Holder of the Securities acknowledges and agrees that, upon the exercise of any U.K. Bail-In Power by the Relevant U.K. Resolution Authority with respect to the Securities, (a) the Trustee shall not be required to take any further directions from Holders of the Securities under Section 5.12 (Control by Holders) of the Indenture, which section authorizes Holders of a majority in aggregate principal amount of the Outstanding Securities to direct certain actions relating to the Securities, and (b) the Indenture shall impose no duties upon the Trustee whatsoever with respect to the exercise of any U.K. Bail-In Power by the Relevant U.K. Resolution Authority. Notwithstanding the foregoing, if, following the completion of the exercise of the U.K. Bail-In Power by the Relevant U.K. Resolution Authority in respect of the Securities, the Securities remain Outstanding (for example, if the exercise of the U.K. Bail-In Power results in only a partial write-down of the principal of such Securities), then the Trustee’s duties under the Indenture shall remain

Exhibit A-13

applicable with respect to the Securities following such completion to the extent that the Bank and the Trustee shall agree pursuant to a supplemental indenture or an amendment thereto.

By its acquisition of the Securities, each Holder of the Securities shall be deemed to have (a) consented to the exercise of any U.K. Bail-In Power as it may be imposed without any prior notice by the Relevant U.K. Resolution Authority of its decision to exercise such power with respect to the Securities and (b) authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds the Securities to take any and all necessary action, if required, to implement the exercise of any U.K. Bail-In Power with respect to the Securities as it may be imposed, without any further action or direction on the part of such Holder or the Trustee.

The exercise of the U.K. Bail-In Power by the Relevant U.K. Resolution Authority with respect to the Securities shall not constitute an Event of Default (as this term is defined in the Indenture).

References to “Holder” in each of the nine preceding paragraphs include Beneficial Owners of the Securities.

The Bank’s obligations to indemnify the Trustee in accordance with Section 6.07 the Indenture shall survive the exercise of the U.K. Bail-In Power by the Relevant U.K. Resolution Authority with respect to the Securities.

Holders of Securities that acquire such Securities in the secondary market shall be deemed to acknowledge, agree to be bound by, and consent to, the same provisions specified in this Security and the Indenture to the same extent as the Holders of the Securities that acquire the Securities upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by, and consent to, the terms of the Securities, including in relation to the U.K. Bail-In Power. References to “Holder” in this paragraph include Beneficial Owners of the Securities.

The Securities shall constitute the Bank’s direct, unconditional, unsecured and unsubordinated obligations ranking pari passu without any preference among themselves. In the event of the Bank’s winding-up or administration, the Securities shall rank pari passu with all of the Bank’s other outstanding unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Bank and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Bank and the Trustee with the consent of the Holders of a majority principal amount of the Securities at any time Outstanding of each series to be affected.

Exhibit A-14

The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of each series at any time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Bank with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in aggregate principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request, the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for sixty (60) days after receipt of such notice, request and offer of indemnity, and, in the case of a proceeding for the winding-up of the Bank in England, such proceeding is in the name and on behalf of the Trustee to the same extent (but no further or otherwise) as the Trustee would have been entitled so to do. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or interest hereon on or after the respective due dates expressed or provided for herein.

Notwithstanding any contrary provisions in this Security, nothing shall impair the right of a Holder of this Security under the Trust Indenture Act, absent such Holder’s consent, to sue for any payments due but unpaid with respect to this Security.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Senior Debt Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Bank in any place where the principal of this Security is payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Bank and the Senior Debt Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing. Thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

This Security, and any other Securities of this series and of like tenor, are issuable only in registered form without coupons in initial denominations of $200,000 and increments of $1,000 thereafter. The denominations cannot be changed without the consent of the Trustee.

Exhibit A-15

No service charge shall be made for any such registration of transfer or exchange, but the Bank may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Bank, the Trustee and any agent of the Bank or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Bank, the Trustee nor any such agent shall be affected by notice to the contrary.

The Indenture and Officer’s Certificate provide that the Bank will be discharged from any and all obligations in respect of this Security (except for certain obligations to register the transfer or exchange of the Security, replace stolen, lost or mutilated Securities, maintain paying agencies and hold moneys for payment in trust) or need not comply with certain restrictive covenants of the Indenture, in each case if the Bank deposits, in trust, with the Trustee money or Government Obligations which through the payment of interest thereon and principal thereof in accordance with their terms will provide money, in an amount sufficient to pay all the principal of, and interest on, the Security on the dates such payments are due in accordance with the terms of this Security and certain other conditions are satisfied.

This Security shall be governed by and construed in accordance with the laws of the State of New York.

Exhibit A-16

EXHIBIT B

Form of Floating Rate Global Note

Exhibit B-1

THIS SECURITY IS A GLOBAL REGISTERED SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (OR ANY SUCCESSOR CLEARING SYSTEM) (“DTC”), TO BARCLAYS PLC, OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

This Security is one of a duly authorized issue of securities of the Bank (as defined below) (herein called the “Securities” and each, a “Security”) issued and to be issued in one or more series under and governed by the Senior Debt Securities Indenture, dated as of September 16, 2004 (the “Indenture”), and under an Officer’s Certificate pursuant to Sections 1.02, 3.01 and 3.03 of the Indenture dated January 11, 2018 (the “Officer’s Certificate”).

Notwithstanding any other agreements, arrangements or understandings between the Bank and any Holder of the Securities, by acquiring the Securities, each Holder of the Securities acknowledges, accepts, agrees to be bound by, and consents to, the exercise of, any U.K. Bail-In Power (as defined below) by the Relevant U.K. Resolution Authority (as defined below) that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Securities; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the Securities into shares or other securities or other obligations of the Bank or another person (and the issue to, or conferral on, the Holder of the Securities of such shares, securities or obligations); and/or (iii) the amendment or alteration of the maturity of the Securities, or amendment of the amount of interest due on the Securities, or the dates on which interest becomes payable, including by suspending payment for a temporary period; which U.K. Bail-In Power may be exercised by means of a variation of the terms of the Securities solely to give effect to the exercise by the Relevant U.K. Resolution Authority of such U.K. Bail-In Power. Each Holder of the Securities further acknowledges and agrees that the rights of the Holders of the Securities are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. Bail-In Power by the Relevant U.K. Resolution Authority. References to “Holder” in this paragraph include Beneficial Owners (as defined below) of the Securities.

Exhibit B-2

Holders of Securities that acquire such Securities in the secondary market shall be deemed to acknowledge, agree to be bound by, and consent to, the same provisions specified herein to the same extent as the Holders of the Securities that acquire the Securities upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by, and consent to, the terms of the Securities, including in relation to the U.K. Bail-In Power. References to “Holder” in this paragraph include Beneficial Owners of the Securities.

Exhibit B-3

BARCLAYS BANK PLC

Floating Rate Senior Notes due 2021

No. [ ]	$[ ]

CUSIP NO. 06739F JK8

ISIN NO. US06739FJK84

BARCLAYS BANK PLC, a company duly incorporated and existing under the laws of England and Wales (herein called the “Bank”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of US$[            ] on January 11, 2021 (the “Maturity Date”), except as otherwise provided herein, and to pay interest thereon, in accordance with the terms hereof. Interest shall accrue on this Security from January 11, 2018 or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, and shall be paid quarterly in arrear on January 11, April 11, July 11 and October 11 of each year (each, an “Interest Payment Date”), commencing on April 11, 2018 and ending on the Maturity Date, except as otherwise provided herein, at a floating rate equal to the three-month U.S. dollar London Interbank Offered Rate (“LIBOR”), reset quarterly, plus 0.46% per annum, as described below, until the principal hereof is paid or made available for payment.

The interest rate on the Securities for the first Interest Period will be LIBOR, as determined on January 9, 2018 (treating January 9, 2018 as if it were an Interest Determination Date and January 11, 2018 as the related Interest Reset Date), plus 0.46% per annum. Thereafter, the interest rate on the Securities for any Interest Period will be LIBOR, as determined on the applicable Interest Determination Date, plus 0.46% per annum. The interest rate on the Securities will be reset quarterly on each Interest Reset Date. Subject to the limitations specified on the reverse of this Security, interest on the Securities shall be computed and payable in arrear and on the basis of a year of 360 days and the actual number of days elapsed.

The Calculation Agent, initially the Bank of New York Mellon, London Branch (the “Calculation Agent”), will determine LIBOR in accordance with the following provisions: With respect to any Interest Determination Date, LIBOR will be the rate (expressed as a percentage per annum) for deposits in U.S. dollars having a maturity of three months commencing on the related Interest Reset Date that appears on Reuters Page LIBOR01 as of 11:00 a.m., London time, on that Interest Determination Date. If no rate appears on Reuters Page LIBOR01, LIBOR, in respect of that Interest Determination Date, will be determined as follows: the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected and identified by the Bank, to provide the Calculation Agent with its offered quotation (expressed as a percentage per annum) for deposits in U.S. dollars for the period of three months, commencing on the related Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that

Exhibit B-4

Interest Determination Date and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time. If at least two quotations are provided, then LIBOR on the Interest Determination Date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, the LIBOR on the Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., in the City of New York, on the Interest Determination Date by three major banks in the City of New York as selected and identified by the Bank for loans in U.S. dollars to leading European banks, for a period of three months, commencing on the related Interest Reset Date, and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time; provided, however, that if at least two such rates are so provided, LIBOR on the Interest Determination Date will be the arithmetic mean of such rates, but if fewer than two such rates are provided, LIBOR on the Interest Determination Date will be LIBOR in effect with respect to the immediately preceding Interest Determination Date. “Reuters Page LIBOR01” means the display that appears on Reuters Page LIBOR01 or any page as may replace such page on such service (or any successor service) for the purpose of displaying London interbank offered rates of major banks for U.S. dollars.

All calculations made by the Calculation Agent for the purposes of calculating the interest rate on the Securities shall be conclusive and binding on the holders of the Securities, the Bank and the Trustee, absent manifest error.

If any scheduled Interest Payment Date (other than the Maturity Date) is not a Business Day (as defined below), the Interest Payment Date shall be postponed to the next succeeding Business Day, except that if that Business Day falls in the next succeeding calendar month, the Interest Payment Date will be the immediately preceding Business Day. If the Maturity Date or date of redemption or repayment is not a Business Day, the payment of interest and principal and/or any amount payable upon redemption or repayment of the Securities will be made on the next succeeding Business Day, but interest on that payment will not accrue during the period from and after such Maturity Date or date of redemption or repayment. Unless the Bank defaults on payment of the Redemption Price, interest will cease to accrue on the redemption date on the Securities called for redemption. A “Business Day” means any weekday, other than one on which banking institutions are authorized or obligated by law or executive order to close in London, England or in the City of New York, United States.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest which shall be the Business Day immediately preceding each Interest Payment Date (or, if the Securities are held in definitive form, the 15th Business Day preceding each Interest Payment Date). Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of

Exhibit B-5

Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

No repayment of the principal amount of the Securities or payment of interest on the Securities shall become due and payable after the exercise of any U.K. Bail-In Power by the Relevant U.K. Resolution Authority unless such repayment or payment would be permitted to be made by the Bank under the laws and regulations of the United Kingdom and the European Union applicable to the Bank.

Payments of principal of and interest, if any, on the Securities shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts and such payments shall be made through one or more Paying Agents appointed under the Indenture to the Holder or Holders of this Security. Initially, the Paying Agent and the Senior Debt Security Registrar for the Securities shall be The Bank of New York Mellon, 101 Barclay Street, New York, New York 10286 and the Place of Payment in respect of the Securities shall be the Corporate Trust Office of the Trustee, which as of the date hereof is the office or agency of the Trustee located at said address. The Bank may change the Paying Agent or, subject to Section 3.01 of the Indenture, the Place of Payment without prior notice to the Holders of the Securities, and in such an event the Bank may act as Paying Agent or Security Registrar. Payments of principal of and interest on the Securities shall be made by wire transfer of immediately available funds; provided, however, that in the case of payments of principal, this Security is first surrendered to the Paying Agent.

This Security shall be governed by and construed in accordance with the laws of the State of New York.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture, as defined herein.

THIS SECURITY IS NOT A DEPOSIT AND IS NOT INSURED BY THE UNITED STATES FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY OF THE UNITED STATES OR THE UNITED KINGDOM.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, directly or through an Authenticating Agent, by manual signature of an authorized signatory, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

Exhibit B-6

IN WITNESS WHEREOF, the Bank has caused this instrument to be duly executed.

Dated:	BARCLAYS BANK PLC

By:
Name:
Title:

By:
Name:
Title:

Trustee’s Certificate of Authentication

This is one of the Securities of the series designated herein referred to in the Indenture.

Dated:	THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory

[Signature Page to Floating Rate Note Global Note No. [    ]]

(Reverse of Security)

This Security is one of a duly authorized issue of securities of the Bank (herein called the “Securities” and each, a “Security”) issued and to be issued in one or more series under and governed by the Senior Debt Securities Indenture, dated as of September 16, 2004 (herein called the “Indenture”), between the Bank and The Bank of New York Mellon, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture) and under an Officer’s Certificate pursuant to Sections 1.02, 3.01 and 3.03 of the Indenture dated January 11, 2018 (the “Officer’s Certificate”), and reference is hereby made to the Indenture, the terms of which are incorporated herein by reference, for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Bank, the Trustee, the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. Insofar as the provisions of the Indenture and the Officer’s Certificate may conflict with the provisions set forth in this Security, the Indenture and the Officer’s Certificate shall control for purposes of this Security.

This Security is one of the series designated on the face hereof, limited to an aggregate principal amount of US$1,000,000,000, which amount may be increased at the option of the Bank if in the future it determines that it may wish to issue additional Securities of this series. References herein to “this series” mean the series designated on the face hereof.

For purposes of this Security:

“Beneficial Owners” means (a) with respect to Global Securities, the beneficial owners of the Securities prior to the Maturity Date and (b) with respect to definitive Securities, the Holders in whose names the Securities are registered in the Senior Debt Security Register.

“DTC” means The Depository Trust Company, or any successor clearing system.

“Group” refers to Barclays PLC (or any successor entity) and its consolidated subsidiaries.

“Interest Determination Date” means the second London Banking Day preceding the applicable Interest Reset Date; provided, however, that the first Interest Determination Date shall be January 9, 2018.

“Interest Period” means the period beginning on (and including) an Interest Payment Date and ending on (but not including) the next succeeding Interest Payment Date; provided that the first Interest Period will begin on and include January 11, 2018 and will end on (but not include) April 11, 2018.

Exhibit B-8

“Interest Reset Date” means every January 11, April 11, July 11 and October 11 in each year, commencing on April 11, 2017; provided that the interest rate in effect from (and including) January 11, 2018 to (but excluding) the first Interest Reset Date will be the initial interest rate; provided that if any Interest Reset Date falls on a day that is not a Business Day, the Interest Reset Date will be postponed to the next succeeding Business Day, except that if that Business Day falls in the next succeeding calendar month, the Interest Reset Date will be the immediately preceding Business Day.

“London Banking Day” means any day on which dealings in U.S. dollars are transacted in the London interbank market.

“U.K. Bail-In Power” means any write-down, conversion, transfer, modification and/or suspension power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to the Bank or other members of the Group, including but not limited to any such laws, regulations, rules or requirements that are implemented, adopted or enacted within the context of any applicable European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms, and/or within the context of a U.K. resolution regime under the U.K. Banking Act 2009, as the same has been or may be amended from time to time (whether pursuant to the U.K. Financial Services (Banking Reform) Act 2013, secondary legislation or otherwise, pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, amended, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (and a reference to the “Relevant U.K. Resolution Authority” is to any authority with the ability to exercise a U.K. Bail-In Power). References to “Holder” in this paragraph include Beneficial Owners of the Securities.

The Bank shall pay any amounts to be paid by it on the Securities without deduction or withholding for, or on account of, any and all present or future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions or withholdings (“Taxes”) now or hereafter imposed, levied, collected, withheld or assessed by or on behalf of the United Kingdom or any political subdivision or authority thereof or therein that has the power to tax (each, a “Taxing Jurisdiction”), unless the deduction or withholding is required by law. If at any time a Taxing Jurisdiction requires the Bank to deduct or withhold Taxes, the Bank shall pay the additional amounts of, or in respect of, the principal of, and any interest on, the Securities (“Additional Amounts”) that are necessary so that the net amounts paid to the Holders, after the deduction or withholding, shall equal the amounts which would have been payable had no such deduction or withholding been required. However, the Bank shall not pay Additional Amounts for Taxes that are payable because:

(i)    the Holder of the Securities is a domiciliary, national or resident of, or engages in business or maintains a permanent establishment or is physically present in, a Taxing Jurisdiction requiring that deduction or withholding, or otherwise has some connection with the Taxing Jurisdiction other than the holding or ownership of the Securities, or the collection of any payment of, or in respect of, principal of or any interest on, the Securities;

Exhibit B-9

(ii)    except in the case of winding-up of the Bank in England, the Securities are presented for payment in the United Kingdom;

(iii)    the Securities are presented for payment more than thirty (30) days after the date payment became due or was provided for, whichever is later, except to the extent that the Holder would have been entitled to the Additional Amounts on presenting the Security for payment at the close of such 30-day period;

(iv)    the Holder of the Securities or the beneficial owner of any payment of (or in respect of) principal of, or any interest on the Securities failed to make any necessary claim or to comply with any certification, identification or other requirements concerning the nationality, residence, identity or connection with the Taxing Jurisdiction of such Holder or beneficial owner, if such claim or compliance is required by statute, treaty, regulation or administrative practice of the Taxing Jurisdiction as a condition to relief or exemption from such Taxes; or

(v)    if the Taxes would not have been imposed or would have been excluded under one of the preceding clause (i) to (iv) if the beneficial owner of, or person ultimately entitled to obtain an interest in, the Securities had been the Holder of the Securities.

References to “Holder” in the preceding paragraph include Beneficial Owners of the Securities.

Whenever in the Securities it is mentioned the payment of the principal of, or any interest on, or in respect of, the Securities, such mention shall be deemed to include the payment of Additional Amounts to the extent that, in context, Additional Amounts are, were or would be payable.

Any amounts to be paid by the Bank or any Paying Agent on the Securities shall be paid net of any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (or any law implementing such an intergovernmental agreement) (a “FATCA Withholding Tax”), and neither the Bank nor any Paying Agent shall be required to pay Additional Amounts on account of any FATCA Withholding Tax.

Exhibit B-10

Any Paying Agent shall be entitled to make a deduction or withholding from any payment which it makes under the Securities and the Indenture for or on account of (i) any present or future taxes, duties or charges if and to the extent so required by any applicable law and (ii) any FATCA Withholding Tax (together, “Applicable Law”). In either case, the Paying Agent shall make any payment after a deduction or withholding has been made pursuant to Applicable Law and shall report to the relevant authorities the amount so deducted or withheld. In all cases, the Paying Agent shall have no obligation to gross up any payment made subject to any deduction or withholding pursuant to Applicable Law. In addition, amounts deducted or withheld by the Paying Agent under this paragraph will be treated as paid to the Holder of the Securities, and the Bank will not pay Additional Amounts in respect of such deduction or withholding, except to the extent the provisions specified in this paragraph explicitly provide otherwise.

The Bank may, at its option, redeem the Securities then Outstanding, in whole but not in part, on December 11, 2020 at an amount equal to 100% of their principal amount together with, accrued but unpaid interest, if any, on the principal amount of the Securities to be redeemed to (but excluding) the redemption date.

The Bank may, at its option, at any time, redeem the Securities, in whole but not in part, if (A) the Bank is required to issue definitive securities, pursuant to Section 3.05(c)(ii)(A)(x), 3.05(c)(ii)(A)(y) or 3.05(c)(ii)(B) of the Indenture and, as a result, the Bank is or would be required to pay Additional Amounts with respect to the Securities; or if (B) the Bank determines that as a result of a change in, or amendment to, the laws or regulations of a Taxing Jurisdiction, including any treaty to which the relevant Taxing Jurisdiction is a party, or a change in an official application of those laws or regulations on or after the issue date of the Securities, including a decision of any court or tribunal, which becomes effective on or after the issue date of the Securities (and, in the case of a successor entity, which becomes effective on or after the date of that entity’s assumption of the Bank’s obligations),

(iv)	The Bank will or would be required to pay Holders Additional Amounts;

(v)	The Bank would not be entitled to claim a deduction in respect of any payments in respect of the Securities in computing its taxation liabilities or the value of the deduction would be materially reduced; or

(vi)	The Bank would not, as a result of the Securities being in issue, be able to have losses or deductions set against the profits or gains, or profits or gains offset by the losses or deductions, of companies with which the Bank is or would otherwise be so grouped for applicable United Kingdom tax purposes (whether under the group relief system current as at the issue date of the Securities or any similar system or systems having like effect as may from time to time exist),

Exhibit B-11

(each such change in tax law or regulation or the official application thereof, a “Tax Event”),

in each of cases (A) and (B) above, at an amount equal to 100% of the principal amount of the Securities being redeemed together with accrued but unpaid interest, if any, on the principal amount of the Securities to be redeemed to (but excluding) the date fixed for redemption, provided that in the case of each Tax Event, the consequences of the Tax Event cannot be avoided by the Bank taking reasonable measures available to it.

In each case, before the Bank gives a notice of redemption, the Bank shall be required to deliver to the Trustee a written legal opinion of independent counsel of recognized standing, chosen by the Bank, confirming that the Bank is entitled to exercise its right of redemption pursuant to the relevant tax redemption provisions of the Indenture and Officer’s Certificate.

Any successor entity that assumes the obligations of the Bank pursuant to Section 8.03 of the Indenture shall also be entitled to redeem the Securities in accordance with the provisions described in the preceding paragraph with respect to the issuance of definitive securities, pursuant to the Indenture provisions referenced herein, or to any change or amendment to, or change in the application of the laws or regulations (including any treaty) of the successor entity’s jurisdiction of incorporation, which becomes effective on or after the date of that successor entity’s assumption of the Bank’s obligations.

Any redemption of the Securities shall be subject to the Bank’s giving not less than thirty (30) days’, nor more than sixty (60) days’, prior notice to the Holders of such Securities via DTC or the relevant clearing system(s) (or, if the Securities are held in definitive form, to the Holders at their addresses shown on the register for the Securities) (such notice being irrevocable except in the limited circumstances described in the following paragraph) specifying the Bank’s election to redeem the Securities and the date fixed for such redemption. Notice by DTC to participating institutions and by these participants to street name Holders of beneficial interests in the relevant Securities will be made according to arrangements among them and may be subject to statutory or regulatory requirements.

If the Bank has elected to redeem the Securities but prior to the payment of the redemption amount with respect to such redemption the Relevant U.K. Resolution Authority exercises its U.K. Bail-In Power in respect of the Securities, the relevant redemption notice shall be automatically rescinded and shall be of no force and effect, and no payment of the redemption amount shall be due and payable.

Exhibit B-12

All authority conferred or agreed to be conferred by each Holder and Beneficial Owner pursuant to this Security, including the consents given by such Holder and beneficial owner, shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of such Holder and Beneficial Owner.

Notwithstanding any other agreements, arrangements or understandings between the Bank and any Holder of the Securities, by acquiring the Securities, each Holder of the Securities acknowledges, accepts, agrees to be bound by, and consents to, the exercise of, any U.K. Bail-In Power by the Relevant U.K. Resolution Authority that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Securities; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the Securities into shares or other securities or other obligations of the Bank or another person (and the issue to, or conferral on, the Holder of the Securities of such shares, securities or obligations); and/or (iii) the amendment or alteration of the maturity of the Securities, or amendment of the amount of interest due on the Securities, or the dates on which interest becomes payable, including by suspending payment for a temporary period; which U.K. Bail-In Power may be exercised by means of a variation of the terms of the Securities solely to give effect to the exercise by the Relevant U.K. Resolution Authority of such U.K. Bail-In Power. Each Holder of the Securities further acknowledges and agrees that the rights of the Holders of the Securities are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. Bail-In Power by the Relevant U.K. Resolution Authority. For the avoidance of doubt, this consent and acknowledgment is not a waiver of any rights Holders of the Securities may have at law if and to the extent that any U.K. Bail-In Power is exercised by the Relevant U.K. Resolution Authority in breach of laws applicable in England.

No repayment of the principal amount of the Securities or payment of interest on the Securities shall become due and payable after the exercise of any U.K. Bail-In Power by the Relevant U.K. Resolution Authority unless such repayment or payment would be permitted to be made by the Bank under the laws and regulations of the United Kingdom and the European Union applicable to the Bank.

By its acquisition of the Securities, each Holder of the Securities, to the extent permitted by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), waives any and all claims against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the U.K. Bail-In Power by the Relevant U.K. Resolution Authority with respect to the Securities.

Upon the exercise of the U.K. Bail-In Power by the Relevant U.K. Resolution Authority with respect to the Securities, the Bank shall provide a written notice to DTC as soon as practicable regarding such exercise of the U.K. Bail-In Power for purposes of notifying Holders of such occurrence. The Bank shall also deliver a copy of such notice to the Trustee for information purposes.

Exhibit B-13

By its acquisition of the Securities, each Holder of the Securities acknowledges and agrees that the exercise of the U.K. Bail-In Power by the Relevant U.K. Resolution Authority with respect to the Securities shall not give rise to a default for purposes of Section 315(b) (Notice of Defaults) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act.

By its acquisition of the Securities, each Holder of the Securities acknowledges and agrees that, upon the exercise of any U.K. Bail-In Power by the Relevant U.K. Resolution Authority with respect to the Securities, (a) the Trustee shall not be required to take any further directions from Holders of the Securities under Section 5.12 (Control by Holders) of the Indenture, which section authorizes Holders of a majority in aggregate principal amount of the Outstanding Securities to direct certain actions relating to the Securities, and (b) the Indenture shall impose no duties upon the Trustee whatsoever with respect to the exercise of any U.K. Bail-In Power by the Relevant U.K. Resolution Authority. Notwithstanding the foregoing, if, following the completion of the exercise of the U.K. Bail-In Power by the Relevant U.K. Resolution Authority in respect of the Securities, the Securities remain Outstanding (for example, if the exercise of the U.K. Bail-In Power results in only a partial write-down of the principal of such Securities), then the Trustee’s duties under the Indenture shall remain applicable with respect to the Securities following such completion to the extent that the Bank and the Trustee shall agree pursuant to a supplemental indenture or an amendment thereto.

By its acquisition of the Securities, each Holder of the Securities shall be deemed to have (a) consented to the exercise of any U.K. Bail-In Power as it may be imposed without any prior notice by the Relevant U.K. Resolution Authority of its decision to exercise such power with respect to the Securities and (b) authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds the Securities to take any and all necessary action, if required, to implement the exercise of any U.K. Bail-In Power with respect to the Securities as it may be imposed, without any further action or direction on the part of such Holder or the Trustee.

The exercise of the U.K. Bail-In Power by the Relevant U.K. Resolution Authority with respect to the Securities shall not constitute an Event of Default (as this term is defined in the Indenture).

References to “Holder” in each of the nine preceding paragraphs include Beneficial Owners of the Securities.

The Bank’s obligations to indemnify the Trustee in accordance with Section 6.07 the Indenture shall survive the exercise of the U.K. Bail-In Power by the Relevant U.K. Resolution Authority with respect to the Securities.

Exhibit B-14

Holders of Securities that acquire such Securities in the secondary market shall be deemed to acknowledge, agree to be bound by, and consent to, the same provisions specified in this Security and the Indenture to the same extent as the Holders of the Securities that acquire the Securities upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by, and consent to, the terms of the Securities, including in relation to the U.K. Bail-In Power. References to “Holder” in this paragraph include Beneficial Owners of the Securities.

The Securities shall constitute the Bank’s direct, unconditional, unsecured and unsubordinated obligations ranking pari passu without any preference among themselves. In the event of the Bank’s winding-up or administration, the Securities shall rank pari passu with all of the Bank’s other outstanding unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Bank and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Bank and the Trustee with the consent of the Holders of a majority principal amount of the Securities at any time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of each series at any time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Bank with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in aggregate principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request, the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for sixty (60) days after receipt of such notice, request and offer of indemnity, and, in the case of a proceeding for the winding-up of the Bank in England, such proceeding is in the name and on behalf of the Trustee to the same extent (but no further or otherwise) as the Trustee would have been entitled so to do. The foregoing

Exhibit B-15

shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or interest hereon on or after the respective due dates expressed or provided for herein.

Notwithstanding any contrary provisions in this Security, nothing shall impair the right of a Holder of this Security under the Trust Indenture Act, absent such Holder’s consent, to sue for any payments due but unpaid with respect to this Security.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Senior Debt Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Bank in any place where the principal of this Security is payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Bank and the Senior Debt Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing. Thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

This Security, and any other Securities of this series and of like tenor, are issuable only in registered form without coupons in initial denominations of $200,000 and increments of $1,000 thereafter. The denominations cannot be changed without the consent of the Trustee.

No service charge shall be made for any such registration of transfer or exchange, but the Bank may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Bank, the Trustee and any agent of the Bank or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Bank, the Trustee nor any such agent shall be affected by notice to the contrary.

This Security shall be governed by and construed in accordance with the laws of the State of New York.

Exhibit B-16